EXHIBIT 10.5

                                SUBLEASE
                                --------



     THIS SUBLEASE (this "SUBLEASE"), dated as of February 27, 1998, is by and between THE COLEMAN COMPANY, INC., a Delaware corporation
("SUBLANDLORD"), GLOBAL WATER TECHNOLOGIES, INC., a Delaware corporation ("SUBTENANT"), and GEORGE A. KAST, an individual ("KAST"), as to the purchase option and purchase obligations set forth below.

                             R E C I T A L S
                             ---------------

     A. Sublandlord entered into that certain Lease and Security Agreement, dated as of December 27, 1995, as amended by that certain Amendment No. 1 [Colorado Lease], dated as of April ___, 1996 (as amended, the "MASTER LEASE"), with Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation ("SUMITOMO"), as landlord, pursuant to which Sublandlord leases certain real property and the improvements thereon (the "PROPERTY") located in Golden, Colorado, as more fully described in the Master Lease, having a street address of 1767 Denver West Boulevard, Golden, Colorado. A copy of the Master Lease is attached hereto and, subject to Paragraph 5 below, incorporated herein by this reference as EXHIBIT "A."

     B. Subtenant desires to sublet from Sublandlord and Sublandlord desires to sublet to Subtenant, the Property, as more fully described below.

                                AGREEMENT
                                ---------

     For and in consideration of the covenants and agreements herein contained, Sublandlord and Subtenant hereby agree as follows:

     1. SUBLEASE OF THE PROPERTY. Subject to and upon the terms, provisions and conditions of this Sublease, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Property.

     2. TERM. The term of this Sublease shall commence on March 10, 1998 and shall end on December 31, 2000, unless sooner terminated pursuant to law or as provided in this Sublease or the Master Lease; provided, however, that no expiration or termination of the term of this Sublease shall relieve Subtenant of its liabilities or obligations hereunder or relieve Kast of his obligation hereunder to purchase the Property, all of which shall survive such expiration or termination. Such term of this Sublease is hereinafter referred to as the "TERM."

     3. USE. Subtenant shall use the Property only for the use or uses permitted under the Master Lease.

     4.   RENT; SECURITY DEPOSIT.

          (a)  Commencing on May 1, 1998, Subtenant shall pay to
Sublandlord base rent (the "BASE RENT") as follows:

      May 1, 1998 through December 31, 1998:      $20,680 per month;
      January 1, 1999 through December 31, 1999: $22,560 per month; and January 1, 2000 through December 31, 2000: $24,440 per month.

          Subtenant shall not be obligated to pay any Base Rent to Sublandlord for the period between the commencement of the Term and April 30, 1998. Base Rent may be increased in accordance with the provisions of
Section 29(c) below. Each such monthly payment of Base Rent shall be payable on the date that is ten Business Days (as defined in the Master Lease) prior to the Payment Date (as defined in the Lease) or other date that the corresponding payment of Rent (as defined in the Master Lease) is due under the Master Lease. All Base Rent and other charges due hereunder shall be paid without notice, demand, offset or deduction (except as may be specifically permitted pursuant to the terms hereof) in immediately available lawful currency of the United States of America at the address of Sublandlord set forth in Paragraph 26 below or such other place as Sublandlord may from time to time designate in writing.

          (b) Subtenant has deposited with Sublandlord the sum of $39,607 as a security deposit (the "DEPOSIT"). Sublandlord shall retain the Deposit as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant or Kast defaults with respect to any provision of this Sublease, including, but not limited to the provisions relating to the payment of rent or the purchase of the Property, Sublandlord may use, apply or retain all or any part of the Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which the Sublandlord may spend or become obligated to spend by reason of Subtenant's default or to compensate the Sublandlord for any other loss or damage which the Sublandlord may suffer by reason of Subtenant's default or may apply the Deposit against the liquidated damages Kast is required to pay pursuant to
Section 29(b)(iii) below; on the condition that if Kast pays the entire amount of liquidated damages due pursuant to Section 29(b)(iii) below within five days after the date that such amounts are due, Sublandlord will not apply the Deposit against the liquidated damages. If any portion of the Deposit is used or applied in accord with this Paragraph 4(b), Subtenant shall within five days after the written demand thereof deposit cash with Sublandlord in an amount sufficient to restore the Deposit to its original amount and Subtenant's failure to do so shall be deemed to be a material breach of this Sublease. Sublandlord shall not be required to keep the Deposit separate from its general funds and Subtenant shall not be entitled to interest on the Deposit; however, subject to Sublandlord's rights to use, apply or retain the Deposit set forth in this Section 4(b), Sublandlord acknowledges that Sublandlord is holding the Deposit in trust for Subtenant. If Subtenant and Kast shall fully and faithfully perform each and every provision of this Sublease, then, and only then, the Deposit or any balance thereof shall be returned to the Subtenant at the expiration of the Term and upon Subtenant's vacation of the Property; provided, however, that in no event shall Sublandlord be under any obligation to return the Deposit earlier than 60 days after the expiration of the Term or after the Subtenant's vacation of the Property, whichever occurs last; however,

Sublandlord agrees that if Subtenant is entitled to the return of the Deposit pursuant to the terms hereof, Sublandlord will return such Deposit to Subtenant within 120 days after the expiration of the Term or the Subtenant's vacation of the Property, whichever occurs last.

     5.   MASTER LEASE.

          (a) This Sublease is subject and subordinate to the Master Lease. Except as may be inconsistent with the terms hereof and except for Sections 7.1, 7.4, 7.5, 15.2, 26.6, 26.7, 26.8, 26.9, 26.10, 32.1(b), 33.4
and 33.8 and Articles II, III, IV, V, VI, XX (other than to the extent set forth in Section 16(a) below), XXI, XXII, XXIII, XXIV, XXV, XXX and XXXI of the Master Lease, all of the terms, provisions, covenants and conditions of the Master Lease are hereby incorporated herein and shall be applicable to this Sublease as if Sublandlord was the landlord under the Master Lease and Subtenant was the tenant thereunder (i.e, for purposes of interpreting the Master Lease as incorporated herein by this Paragraph 5, all references to "Lessor" in the Master Lease shall mean Sublandlord and all references to "Lessee" shall mean Subtenant). This Sublease and the Master Lease are intended by Sublandlord and Subtenant to be construed together to give the broadest possible effect and interpretation thereof for the benefit of Sublandlord; provided, however, that if it is not possible to construe this Sublease and the Master Lease together for the benefit of Sublandlord with respect to a particular provision or provisions, then the provision or provisions of this Sublease shall control in connection therewith. Subtenant shall and hereby agrees to be subject to and bound by and to comply with all of those provisions of the Master Lease incorporated herein with respect to the Property as if Subtenant was the Lessee thereunder, to satisfy all applicable terms and conditions of the Master Lease for the benefit of Sublandlord and Sumitomo, and to defend, indemnify and hold Sublandlord harmless against any and all claims or liability to Sumitomo or any other party for failure to do so.

          (b) In the event of default by Subtenant or Kast under this Sublease (including, without limitation, the provisions of the Master Lease incorporated herein), Subtenant agrees that at Sublandlord's option, Sublandlord shall have the same remedies with respect to Subtenant that Sumitomo has with respect to Sublandlord under the Master Lease or such of those remedies as Sublandlord determines in its sole discretion are applicable and elects to exercise. Notwithstanding anything to the contrary contained herein, it is further understood and agreed that Sublandlord has no duty or obligation to Subtenant or Kast under the provisions of the Master Lease incorporated herein and any covenants or obligations of Sumitomo under the Master Lease shall not be deemed to be covenants or obligations of Sublandlord hereunder.

          (c) If the Master Lease shall be terminated for any reason, Subtenant's right to possession of the Premises pursuant to this Sublease, if not sooner terminated hereunder, shall automatically terminate on the effective date of termination of the Master Lease (whether or not an Event of Default (as defined in Paragraph 16 below) has occurred hereunder) and Sublandlord shall not be liable to Subtenant or any other person for loss, damage or expense resulting therefrom; provided, however, that if such termination is a result of a default under the Master Lease which is not also a default by Subtenant under this Sublease and Kast is ready, willing and able to purchase the Property at such time but Sublandlord is unable or unwilling to cause

Sumitomo to convey the Property to Kast at such time, then Sublandlord shall be liable to Subtenant and Kast for actual (but not consequential) damages in an amount not to exceed $100,000 in the aggregate for both Subtenant and Kast, plus up to $25,000 in actual damages to the extent actually paid by either Subtenant or Kast to a subtenant leasing a portion of the Property from Subtenant or Kast for the actual (not consequential) damages of such subtenant. Neither Subtenant nor Kast shall be entitled to recover any other damages from Sublandlord in connection with a termination of the Master Lease. If such termination shall be due to the fault of Subtenant or a breach by Subtenant or a failure by Subtenant to perform any of its obligations hereunder (including the provisions of the Master Lease incorporated herein), Sublandlord shall be entitled to recover from Subtenant and Subtenant shall pay, in addition to all other sums to which Sublandlord may be entitled, all damages, losses, costs and expenses (including attorneys' fees) suffered or incurred by Sublandlord as a result of such termination.

          (d) Whenever the provisions of the Master Lease require the written consent of Sumitomo thereunder, those provisions shall be construed to require the written consent of both Sublandlord and Sumitomo. Subtenant represents that it has read and is familiar with the terms of the Master Lease and understands its obligations thereunder.

          (e) If the Property or any part thereof shall be taken by right of eminent domain or by condemnation or conveyed in lieu of any such taking, Sublandlord shall be entitled to any and all awards, damages and settlements that may be given with respect to the Property (subject to any rights of Sumitomo under the Master Lease) and Subtenant and Kast hereby assign to Sublandlord any and all right, title and interest in any such awards, damages and settlements with respect to the Property and neither Subtenant nor Kast shall have any claim against Sublandlord for the value of any unexpired term of this Sublease or the purchase option; provided, however, Sublandlord shall have no interest in any award made to Subtenant for the interruption of Subtenant's business or for the taking of any of Subtenant's fixtures or other personal property if a separate award for such items is made to Subtenant. Notwithstanding any casualty or condemnation affecting the Property or other portions of the Property, the Term shall continue in effect, unless the Master Lease is terminated and Subtenant shall not be entitled to an abatement of rent or any other remedy unless Sublandlord is entitled to such abatement or other remedy under the terms of the Master Lease and then only to the extent of such abatement or remedy that Sublandlord is entitled to under the Master Lease.

          (f) In the event that a default occurs in respect to Sublandlord's obligations under the Master Lease which is not also a default by Subtenant under this Sublease, Sublandlord shall immediately provide to Subtenant a copy of any notice of such default received by Sublandlord from Sumitomo and Sublandlord agrees that Subtenant may cure the default within the same cure period, if any, as may be provided to Sublandlord by Sumitomo.

          (g) In the event that a default occurs in respect of Sublandlord's obligations under the Master Lease which is not also a default by Subtenant under this Sublease, and Subtenant is entitled to and effects a cure of such default, Subtenant shall have a right to offset against rent and other amounts due under this Sublease any amounts paid by Subtenant to cure Sublandlord's default if, but only if, such default relates directly to the Property.

     6.   PREPARATION AND ACCEPTANCE OF THE PROPERTY.

          (a) Any tenant improvements or alterations to the Property required by Subtenant prior to its occupancy thereof shall be at Subtenant's sole cost and expense and shall be subject to the requirements contained in Paragraph 11 below. Subject to Section 6(b) below, taking possession of the Property by Subtenant shall be conclusive evidence as against Subtenant and Kast that Subtenant and Kast accept the Property "AS IS" at that time and that the Property is in good and satisfactory condition. Except as set forth in Section 6(b) below, Sublandlord shall have no obligation whatsoever to remodel, renovate or alter the Property or to pay for any remodeling, renovation or alterations. Sublandlord has not made and hereby disclaims any representation or warranty whatsoever concerning the condition of the Property and compliance or lack of compliance by the Property with applicable building, health, fire safety and other governmental codes and requirements including, without limitation, those relating to accessibility and specifically including the Americans with Disabilities Act and all regulations and guidelines promulgated thereunder (collectively, the "ADA"). Without in any way limiting the obligations of the Subtenant under the provisions of the Master Lease incorporated herein, Subtenant shall be responsible for compliance of the Property with applicable governmental codes and requirements, including the ADA, solely at Subtenant's expense, subject only to Kast's rights under Section 29(d) below and the provisions of
Section 6(b) below.

          (b) In the event that (i) the Property does not comply with the Americans With Disabilities Act (the "ADA"), (ii) Subtenant provides Sublandlord evidence acceptable to Sublandlord that the Property does not so comply on or before July 1, 1998, and (iii) Subtenant provides Sublandlord evidence acceptable to Sublandlord of the cost to cause the Property to comply with the ADA, Sublandlord will pay 50% of the actual cost to cause the Property to comply with the ADA up to an amount not to exceed payment of $50,000 by Sublandlord, which amounts shall be paid as and when incurred by Subtenant upon Subtenant providing Sublandlord evidence reasonably acceptable to Sublandlord of the amount of expenses actually incurred by Subtenant and evidence that Subtenant has or will pay its 50% share of such expenses; provided that all work done to cause the Property to comply with ADA shall be subject to and must be done in accordance with the terms and conditions of this Sublease and the Master Lease.

     7. SERVICES. Notwithstanding any other provision of this Sublease to the contrary, the only services, utilities or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled, if any, under the Master Lease. Otherwise, if not the obligation of Sumitomo under the Master Lease, Subtenant shall, to the extent it desires utility services or other services to the Property, make its own arrangements in its own name, for such services to the Property, and Subtenant shall pay all costs of obtaining such services, including without limitation, any and all deposits, service initiation or transfer charges, line extension costs and other such fees and costs. Subtenant shall pay, when due, directly to the service provider, all charges for gas, electricity, steam, water, telephone, snow removal and other utilities or services furnished to the Property during the Term.

     8. TAXES. Subtenant shall pay when due, all real estate taxes (whether special or general, ordinary or extraordinary), special improvement and other assessments (ordinary and extraordinary), water rents and charges, and all other taxes, duties, charges, fees and payments that are imposed, assessed or levied by any governmental or public authority with respect to the Property, or that arise in connection with the use, occupancy or possession of the Property or any part thereof during the Term (collectively, the "GOVERNMENTAL IMPOSITIONS"). In each case, Subtenant shall pay all such Governmental Impositions directly to the taxing authority and deliver to Sublandlord and Sumitomo copies of the receipted bills or other evidence satisfactory to Sublandlord and Sumitomo showing such payment promptly after Subtenant receives receipts showing the payment thereof. In addition, Subtenant shall perform all obligations with respect to taxes and other Governmental Impositions set forth in the Master Lease.

     9. PERMITS. Subtenant shall, at Subtenant's sole cost and expense, procure every permit, license, certificate or other authorization required in connection with the use of the Property by Subtenant or required in connection with any building or improvements now or hereafter erected on the Property.

     10.  INSURANCE/USE OF INSURANCE AND CONDEMNATION PROCEEDS.

          (a) At all times during the term of this Sublease, Subtenant shall carry and maintain, at Subtenant's expense, insurance in the amounts and with the coverages required under the Master Lease from time to time. All policies of insurance required hereunder shall name Sublandlord and Sumitomo as additional insureds, and executed copies of such policies or certificates thereof shall be delivered to Sublandlord and Sumitomo in accordance with the provisions of the Master Lease.

          (b) Use of insurance and condemnation proceeds is governed by and subject to the terms of the Master Lease. In the event that Sublandlord is entitled to the use of either insurance proceeds or condemnation proceeds to rebuild or restore the Property pursuant to the terms of the Master Lease, Sublandlord shall make such proceeds available to Subtenant subject to and in accordance with all of the terms and conditions of the Master Lease and such other terms and conditions as Sublandlord may reasonably require.

     11. ALTERATIONS BY SUBTENANT. In connection with any proposed alterations, renovations, improvements or additions to the Property, Subtenant shall comply with the terms and conditions of Section 14.1 of the Master Lease; except that any consent required thereto shall require the consent of Sublandlord and Sumitomo (unless Sublandlord in its sole discretion determines that the consent of Sumitomo is not required, in which event only the consent of Sublandlord shall be required).

     12. MAINTENANCE AND REPAIR. In connection with the maintenance and repair of the Property, Subtenant shall comply with the terms and conditions of Section 13.1 of the Master Lease.

     13.  ASSIGNMENT AND SUBLETTING.

          (a) Except as set forth in (b) below, neither Subtenant nor Kast shall assign, convey, mortgage, hypothecate or encumber this Sublease or any interest herein or sublet all or any part of the Property, or suffer or permit the Property or any part thereof to be used by others (any and all of which hereinafter shall be referred to as a "transfer"), without the prior written consent of Sublandlord in each instance, which consent shall not be unreasonably withheld or delayed. Any attempted transfer without Sublandlord's prior written consent shall be void and shall confer no rights upon any third person. If any transfer shall occur, with or without Sublandlord's prior consent, Sublandlord may, after default by Subtenant, collect rent from the assignee, sub-Subtenant or other transferee, and apply the net amount collected to the Base Rent, but no such transfer or collection shall be deemed a waiver of the provisions of this Paragraph 13, or the acceptance of the assignee, sub-Subtenant or other transferee as the Subtenant hereof, or a release of Subtenant from the further performance by Subtenant of covenants on the part of Subtenant contained in this Sublease. The consent by Sublandlord to a transfer shall not relieve Subtenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Sublandlord to any further transfer.

          (b) (i) Subtenant shall be entitled to lease the basement of the Property consisting of approximately 14,000 square feet (the "BASEMENT SPACE") to Kast without the consent of Sublandlord or Sumitomo and either Subtenant or Kast shall be entitled to lease the Basement Space to any other party (a "SUB-SUBTENANT") without the consent of Sublandlord or Sumitomo; on the condition that any sublease entered into by Subtenant or Kast shall expressly provide that it is subject and subordinate in all respects to the Master Lease and this Sublease and that any such subtenancy shall terminate and be of no further force and effect upon the termination of the Master Lease or this Sublease.

               (ii) Any base rent, operating expense reimbursements or other payments received from any Sub-subtenant shall be paid by Subtenant or Kast to Sublandlord immediately upon receipt of such amounts by Subtenant or Kast (any such amounts paid to Sublandlord are hereinafter referred to as "SUB-SUBTENANT PAYMENTS").

     14. ACCESS. In addition to the rights set forth in the Master Lease, Sublandlord and its agents and employees shall have the right, upon reasonable notice to Subtenant (except in cases of emergency, in which event no notice is required), to undertake the following: to enter the Property at all times to examine it, to show the Property to interested parties such as prospective mortgagees or to post notices provided for by
Section 38-22-105(2) of Colorado Revised Statutes (1973, as amended), and for any other purpose that Sublandlord deems necessary or desirable for the protection of Sublandlord, Sumitomo or the Property. If during the Term Subtenant shall have removed all or substantially all of Subtenant's property from the Property, Sublandlord may immediately enter and alter, renovate and redecorate the Property without incurring liability to Subtenant for any compensation or damages, and such acts shall not entitle Subtenant to any elimination or abatement of Base Rent and shall not have the effect of terminating this Sublease or making this Sublease void or voidable. If Subtenant is not present to open the Property for any such entry, Sublandlord may gain entry by use of a master key and in an emergency by any means (including breaking any doors or windows) without rendering Sublandlord, its agents or employees liable therefor and without in any manner affecting the obligations and covenants of this Sublease. In exercising its rights under this Paragraph 14, Sublandlord shall use reasonable efforts to minimize any interference with Subtenant's use of the Property.

     15.  SURRENDER; HOLDOVER.

          (a) Pursuant to the provisions of this Sublease, Kast is obligated to purchase the Property. In the event that Kast fails to purchase the Property prior to the expiration of the Term or immediately upon the earlier termination of the Term (which failure would constitute a breach and default hereunder), Subtenant shall surrender possession of the Property to Sublandlord and shall deliver the Property in as good a condition as it was at the commencement of the Term, or as subsequently improved by alterations and repairs, reasonable wear and tear excepted, and all mechanical, electrical and plumbing systems for which Subtenant is responsible shall be in good working order. Subtenant further agrees that the Property shall be free of any hazardous or toxic materials, substances or waste (as such term may be defined or used in any law, statute, ordinance, code, rule or regulation) deposited or introduced in, on, under, over, from or around the Property during the Term. Subtenant shall indemnify, defend and hold harmless Sublandlord and Sumitomo from and against any and all liabilities, claims, demands, losses, damages, costs, expenses (including attorneys' fees), judgments, proceedings and causes of action of any kind whatsoever in any way arising out of or connected with hazardous or toxic materials, substances or waste deposited or introduced in, on, under, over, from or around the Property during the Term. Subtenant's indemnification obligation set forth in this Paragraph 15 shall survive the expiration or earlier termination of the Term.

          (b) Pursuant to the provisions of this Sublease, Kast is obligated to purchase the Property. In the event that Kast fails to purchase the Property prior to the termination of the Term or immediately upon the earlier termination of the Term (which failure would constitute a breach and default hereunder) and if Subtenant or anyone claiming under Subtenant holds over in the Property after the end of the Term without the express written consent of Sublandlord, Subtenant shall be deemed to be illegally retaining possession and shall pay Sublandlord monthly during the entire holdover period, as liquidated damages for loss of use of the Property, an amount equal to 125% of the Base Rent payable immediately prior to the end of the Term. In the event of any unauthorized holding over, Subtenant shall indemnify Sublandlord against all claims for damages by any person to whom Sublandlord may have leased all or any part of the Property effective after the termination of this Sublease. No such holding over and no acceptance by Sublandlord of payments of liquidated damages as provided in this Paragraph 15 shall be construed to extend this Sublease or to constitute Subtenant a Subtenant of the Property on any basis whatsoever or constitute a waiver by Sublandlord of Subtenant's obligation to purchase the Property in accordance with the terms of this Sublease or the Master Lease.

     16. DEFAULTS. The occurrence or existence of any one or more of the following events constitutes a default under this Sublease ("EVENTS OF DEFAULT"):

          (a) MASTER LEASE. Any "Event of Default" under the Master Lease relating to those provisions of the Master Lease incorporated into this Sublease pursuant to Paragraph 5 above; or

          (b) NONPAYMENT. Subtenant fails to pay any Base Rent or other sum payable hereunder by Subtenant to Sublandlord when the same becomes due and payable; or

          (c) NONPERFORMANCE. Subtenant fails to perform or comply with any other term, covenant, condition, obligation, requirement or provision hereof (including the terms of the Master Lease incorporated herein) and such failure continues for more than 15 days after Sublandlord gives written notice thereof to Subtenant, unless a shorter cure period or no cure period is specified in this Sublease or the Master Lease in which event Subtenant shall have only such cure period as is specified in this Sublease or the Master Lease; or

          (d) IMPERMISSIBLE TRANSFER. Subtenant enters into any lease, sublease, assignment or other Transfer of its interest in this Sublease or the Property, or any part thereof, except as expressly permitted by and in accordance with Paragraph 13 above; or

          (e) ATTACHMENT. Any execution or attachment is issued whereby any of the Property will be taken or is attempted to be taken by someone claiming through or under the Subtenant, if the same is not vacated or discharged within ten days after the issuance thereof; or

          (f) INSOLVENCY AND BANKRUPTCY. Subtenant or Kast becomes unable to pay its or his debts as they become due, or makes a general assignment for the benefit of creditors, or is adjudicated bankrupt or insolvent, or is the subject of any voluntary or involuntary petition in that regard, or files any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulation or files an answer admitting or failing to deny the material allegations of a petition against it or him for any such relief; or

          (g) PROCEEDINGS NOT DISMISSED. Proceedings against Subtenant or Kast of the type referred to in Paragraph 16(f) above or seeking any such relief are not dismissed within sixty days after commencement; or

          (h) APPOINTMENT OF RECEIVER. Any trustee, receiver or liquidator is appointed with respect to Subtenant or any substantial part of its properties or assets or with respect to the Property, provided that if such an appointment is made without the application, consent or acquiescence of Subtenant, the appointment constitutes a default only if it remains unvacated or unstayed for an aggregate of 60 days (regardless of whether consecutive).

          (i) NON-PERFORMANCE BY KAST. Kast fails to perform or comply with any of the terms, covenants, conditions, obligations or requirements of Section 29 below.

          (j) CONTROL OF SUBTENANT. Kast shall at any time cease (i) to own at least 40% of the issued and outstanding common stock of Subtenant or
(ii) to have the ability to control the decisions and operations of Subtenant.

     17.  REMEDIES.

          (a) REMEDIES. Upon the occurrence or existence of an Event of Default, Sublandlord may at any time thereafter, in addition to the exercise of all available remedies at law and in equity (and none of the following, whether or not exercised by Sublandlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity):

               (i) Require Kast to purchase the Property for an amount equal to the Purchase Price (as defined in Section 29(a) below) plus all Base Rent and other amounts then owing under this Sublease (the "PUT OPTION"), the closing which purchase shall occur on the date designated by Sublandlord in a written notice to Kast. In the event that Kast fails to purchase the Property following Sublandlord's exercise of the Put Option, Sublandlord's rights and remedies against Kast shall be governed by Section 29(b) below.

               (ii) Exercise any of Sumitomo's remedies under the Master
Lease.

               (iii) Give a written termination notice to Subtenant, and upon the date specified in such notice (subject to the provisions of this Paragraph 17 relating to the survival of Subtenant's obligations), the Term of this Sublease shall expire and terminate, and all rights of Subtenant under this Sublease shall cease without the necessity of reentry or any other act on Sublandlord's part. Sublandlord shall have the right to terminate this Sublease by giving Subtenant such written notice at any time. No act by or on behalf of Sublandlord, such as entry of the Property by Sublandlord to perform maintenance and repairs and efforts to relet the Property, other than giving Subtenant written notice of termination, shall terminate this Sublease. Upon any termination of this Sublease, Subtenant shall quit and surrender to Sublandlord the Property as set forth in Paragraph 15 above. If this Sublease is terminated, Subtenant shall be and remain liable to Sublandlord for damages as hereinafter provided and Sublandlord shall be entitled to recover forthwith from Subtenant as damages an amount equal to the total of (1) all Base Rent and other sums accrued and unpaid at the time of termination of the Lease, plus interest thereon at the Interest Rate (as defined in Paragraph 24 below), and (2) the amount of Base Rent and all other sums that would have been payable hereunder if this Sublease had not been terminated, less the net proceeds, if any, of any reletting of the Property, after deducting all Sublandlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, Subtenant inducements, legal expenses, reasonable attorneys' fees, alteration, remodeling and repair costs, expenses of employees, and expenses of preparation for such reletting, which damages Subtenant shall pay to Sublandlord on the days on which the Base Rent would have been payable if this Sublease had not terminated, or, alternatively, at Sublandlord's option, an amount equal to the present value (discounted at the rate of 5% per annum) of the balance of the Base Rent and other sums payable for the remainder of the stated term of this Sublease after the termination date less the present value (discounted at the same rate) of the reasonable rental value of the Property for such period, plus all of Sublandlord's expenses incurred in repossessing the Property and reletting (or attempting to relet) the Property, including, but without limitation, the expenses enumerated above, and all other amounts necessary to compensate Sublandlord fully for all damage caused by Subtenant's default.

               (iv) Without demand or notice, enter upon and repossess the Property or any part thereof, and repossess the same as of Sublandlord's former estate and expel Subtenant and those claiming through or under Subtenant, and remove the effects of any and all such persons, by force, summary proceedings, ejectment or otherwise, without being deemed guilty of any manner of trespass and without prejudice to Sublandlord's rights to recover Base Rent and damages. Sublandlord shall be under no liability for or by reason of any such entry, repossession or removal. If Sublandlord elects to reenter as provided in this Paragraph 17(a)(iv), or if Sublandlord takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, Sublandlord may, from time to time, without terminating this Sublease, relet the Property or any part thereof as provided in Paragraph 17(a)(v) below. No such reentry, repossession or reletting of the Property by Sublandlord shall be construed as an election on Sublandlord's part to terminate this Sublease unless a written notice of termination is given to Subtenant by Sublandlord. No such reentry, repossession or reletting of the Property shall relieve Subtenant of its liability and obligation under this Sublease, all of which shall survive such reentry, repossession or reletting. Upon the occurrence of such reentry or repossession, Sublandlord shall be entitled to the amount of the monthly Base Rent, and all other sums, which would be payable hereunder if such reentry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Property after deducting all of Sublandlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Paragraph 17(a)(iii) above. Subtenant shall pay such amounts to Sublandlord on the days on which the Base Rent would have been payable hereunder if possession had not been retaken. If this Sublease is terminated as a result of Sublandlord's actions in retaking possession of the Property or otherwise, Sublandlord shall be entitled to recover damages from Subtenant as provided in Paragraph 17(a)(ii) above.

               (v) At any time or from time to time after the repossession of the Property or any part thereof pursuant to Paragraph 17(a)(iv) above, regardless of whether the Term of this Sublease has terminated pursuant to Paragraph 17(a)(iii) above, relet the Property or any part thereof for the account of Subtenant, in the name of Subtenant or Sublandlord or otherwise, without notice to Subtenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Sublease) and on such conditions (which may include concessions or free rent) and for such uses as Sublandlord, in its uncontrolled discretion, may determine, with the right to make alterations and repairs to the Property, and may collect and receive the rents therefor. Notwithstanding Sublandlord's ability to relet the Property, Sublandlord has no obligation in that regard, and Subtenant expressly disclaims any rights or claims that it may have to require such reletting by Sublandlord as mitigation. In no event shall Subtenant be entitled to receive the excess, if any, of net rent collected by Sublandlord as a result of such reletting over the sums payable by Subtenant to Sublandlord hereunder.

          (b) TERMINATION DOES NOT RELIEVE SUBTENANT OR KAST OF OBLIGATIONS. No expiration or termination of the Term of this Sublease pursuant to Paragraph 17(a)(iii) above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Property or any part thereof pursuant to Paragraph 17(a)(iv) above or otherwise, shall relieve Subtenant or Kast of their liabilities and obligations hereunder (including, without limitation, Kast's obligation to purchase the Property), all of which shall survive such expiration, termination or repossession.

          (c) NO LIMITATION AS TO PROOF OF LIQUIDATED DAMAGES. No provision of this Sublease limits or prejudices the right of Sublandlord to prove and obtain as liquidated damages by reason of any termination of this Sublease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether such amount is greater, equal to or lesser than the amount referred to above. Sublandlord has the right to recover from Subtenant the damages and other sums provided for above by suit or suits brought from time to time without Sublandlord being required to wait until the expiration of the Term of this Sublease, or if this Sublease is terminated, the date on which such expiration would have occurred.

          (d) MULTIPLE REMEDIES. Upon the occurrence of an Event of Default hereunder, Sublandlord shall be entitled to exercise all rights and remedies provided for pursuant to this Section 17 and to obtain all damages to which Sublandlord may be entitled pursuant to this Section 17 in addition to liquidated damages against Kast pursuant to Section 29(b) below.

          (e) RIGHT TO RECEIVERSHIP. In addition to all other remedies of Sublandlord set forth in this Sublease and available at law or in equity, upon the occurrence or existence of an Event of Default that is not cured within the time periods specified therefor, Sublandlord shall be entitled to a receiver for the Property (including all improvements, fixtures and equipment and appurtenances thereto) and of the rents, issues and profits thereof as a matter of right, and such receiver may be appointed by any court of competent jurisdiction upon EX PARTE application and without notice, notice being hereby expressly waived. All rents, issues and profits, income and revenues from the Property shall be applied by such receiver to the payment of Base Rent and other sums due under this Sublease, together with Governmental Impositions and insurance premiums and expenses of receivership. Upon the curing of all Subtenant's defaults, possession of the Property shall be returned to Subtenant and the receivership terminated.

          (f) NON-WAIVER. Sublandlord's exercise of or failure to exercise any right or remedy available to it does not constitute a waiver thereof or of the default by Subtenant. Sublandlord's exercise of any right or remedy does not preclude its exercise of any other right or remedy available to it under this Sublease, at law or in equity. Sublandlord's acceptance of payments of Base Rent at a time when Sublandlord has knowledge of any default or Event of Default does not constitute a waiver of such default or Event of Default or of any right or remedy of Sublandlord.

          (g) FEES AND EXPENSES. In addition to all other rights of the Sublandlord herein or incorporated herein by reference from the Master Lease, in the event of any breach by

Subtenant or Kast of any of the terms or provisions of this Sublease or failure of the Subtenant or Kast to perform any of Subtenant's or Kast's obligations hereunder or under the Master Lease, in addition to all other rights and remedies of Sublandlord, Sublandlord shall be entitled to collect all fees and expenses incurred by Sublandlord in connection with such breach or default or any action taken by Sublandlord in connection therewith, including without limitation, attorneys' fees and expenses.

     18.  ENVIRONMENTAL MATTERS.

          (a) In addition to complying with all of the terms and conditions of the Master Lease, Subtenant shall and shall cause its agents, employees, contractors and invitees to use the Property and conduct any operations thereon in compliance with all federal, state and local environmental laws, rules, regulations, ordinances, judicial or administrative decrees, orders, decisions, authorizations or permits pertaining to the protection of human health and/or the environment ("ENVIRONMENTAL LAWS"), including, but not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq. ("RCRA"), the Clean Air Act, 42 U.S.C. ss.7401, et seq.("CAA"), the Federal Water Pollution Control Act, 33 U.S.C. ss.1251, et seq.("FWPCA"), the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq.("CERCLA"), the Toxic Substances Control Act, 15 U.S.C. ss.2601, et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss.2701, et seq., and any other local, state (including, without limitation, Colorado) or federal statute or ordinance pertaining to the environment or natural resources and all regulations pertaining thereto and any permits, approvals or judicial or administrative orders issued thereunder. For purposes of this Sublease, "HAZARDOUS SUBSTANCES" shall mean any and all hazardous or toxic substances, hazardous constituents, contaminants, wastes, pollutants or petroleum (including, without limitation, crude oil or any fraction thereof), including, without limitation, hazardous or toxic substances, pollutants and/or contaminants as such terms are defined in any of the Environmental Laws; asbestos or material containing asbestos; and PCBs, PCB articles, PCB containers, PCB article containers, PCB equipment, PCB transformers or PCB-contaminated electrical equipment (as such terms are defined in Part 761 of Title 40, Code of Federal Regulations). Subtenant covenants that:

               (i) No Hazardous Substances shall be generated, treated, stored or disposed of, or otherwise deposited in or located on the Property;

               (ii) No activity shall be undertaken on the Property which would cause:

                    (1) The Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise cause the Property to be in violation of RCRA or any similar state law or local ordinance;

                    (2) A release or threatened release from any source on the Property of Hazardous Substances from the Property within the meaning of, or otherwise cause the Property to be in violation of, CERCLA or any similar state law or local ordinance or any other environmental law;

                    (3) The discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under FWPCA or CAA or any similar state law or local ordinance;

               (iii) There shall be no substances or conditions in or on the Property which may support a claim or cause of action under RCRA, CERCLA, any other Environmental Laws or under any common law claim relating to environmental matters, or could result in recovery by any governmental or private party of remedial or removal costs, natural resources damages, property damages, damages in personal injuries or other costs, expenses or damages, or could result in injunctive relief arising from any alleged injury or threat of injury to health, safety or the environment; and

               (iv) There shall be no underground storage tanks or release or threatened releases from such tanks located on the Property.

          (b) If it is discovered that any Hazardous Substances have been deposited, released, discharged or otherwise caused to exist, on or from the Property, in violation of the provisions of this Paragraph 18, then Subtenant agrees promptly to remove, clean up or take such other remedial action with regard to such substances as may be required by applicable law or regulations. Any such remedial action shall be the sole responsibility of Subtenant and shall be conducted solely at Subtenant's expense. If Subtenant fails to commence or diligently pursue such remedial action in Sublandlord's sole judgment, then, after written notice to Subtenant, Sublandlord may declare an event of default under this Sublease and exercise any and all remedies hereunder, and/or cause the taking of such remedial action as may be required solely at Subtenant's expense. Subtenant grants to Sublandlord, its agents and employees access to the Property and the license to carry out such remedial action.

          (c) Subtenant shall give Sublandlord prompt notice of any of the following occurrences arising with regard to the Property or Subtenant's activities thereon:

               (i) Any spill, release, threatened release or other occurrence that would constitute a violation of the provisions of Paragraph 18(a) above;

               (ii) The notification of any of the events set forth in Paragraph 18(c)(i) above to any federal, state or local governmental agency or authority;

               (iii)     Any notices, claims or allegations of
environmental violations or contamination received from any federal, state or local governmental agency or authority or the filing or commencement of any judicial or administrative proceeding by any such agency; or

               (iv) The filing or threatened filing (in writing) of any judicial or administrative proceeding by any private party alleging injury or threat of injury to property, health, safety or the environment relating in any way to any environmental matter.

          (d) Subtenant hereby agrees to indemnify, defend and hold harmless Sublandlord and Sublandlord's agents, employees, officers, directors, shareholders, members, and contractors (all of such entities and persons being referred to herein individually as an "INDEMNIFIED PERSON" and collectively as the "INDEMNIFIED PARTIES") from and against any and all liabilities, claims, demands, actions and causes of action whatsoever (including, without limitation, attorneys' fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) to which any Indemnified Person may be subject arising out of or relating to any alleged contamination of the Property arising from any violation of Subtenant's obligations under this Paragraph 18. Those costs, damages, liabilities, losses, claims, expenses (including, without limitation, attorneys' fees and disbursements) for which the Indemnified Parties are indemnified hereunder shall be reimbursable as incurred without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Subtenant shall pay such costs, damages, liabilities, losses, claims and expenses (including, without limitation, attorneys' fees and disbursements) as incurred by Sublandlord or other Indemnified Persons within 15 days after notice itemizing the amounts incurred to the date of such notice.

          (e) Sublandlord hereby agrees to indemnify, defend and hold harmless Subtenant and Subtenant's agents, employees, officers, directors, shareholders, members, and contractors (all of such entities and persons being referred to herein individually as an "INDEMNIFIED PERSON" and collectively as the "INDEMNIFIED PARTIES") from and against any and all liabilities, claims, demands, actions and causes of action whatsoever (including, without limitation, attorneys' fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) to which any Indemnified Person may be subject arising out of or relating to any alleged contamination of the Property as a result of any action by Sublandlord. Those costs, damages, disbursements for which the Indemnified Parties are indemnified hereunder shall be reimbursable as incurred without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Subtenant shall pay such costs, damages, liabilities, losses, claims and expenses (including, without limitation, attorneys' fees and disbursements) as incurred by Sublandlord or other Indemnified Persons within 15 days after notice itemizing the amounts incurred to the date of such notice.

          (f) The obligations of Subtenant set forth in this Paragraph 18 shall survive the expiration or earlier termination of this Sublease or the exercise by Sublandlord of any of its remedies hereunder.

     19.  Intentionally Deleted.

     20. PUBLIC DEDICATION; ADVERSE POSSESSION. Subtenant shall not, and nothing in this Sublease may be construed to give Subtenant the authority to, dedicate any portion of the Property to public use, Subtenant shall take any and all necessary and appropriate actions (including without limitation periodic and temporary closures of any access roadway) to ensure that no portion of the Property is inadvertently dedicated to any public authority or to public use. Subtenant shall take all necessary and appropriate actions to ensure that no portion of the Property becomes subject to a claim for adverse possession, prescriptive easement rights or other similar claims.

     21.  INDEMNITY; WAIVER.

          (a) In addition to indemnifying Sublandlord in connection with each of the indemnification provisions of the Master Lease incorporated into this Sublease (including, without limitation, Article XXVI of the Master Lease) pursuant to Paragraph 5 above, Subtenant shall indemnify, defend and hold harmless Sublandlord and Sublandlord's agents, employees, officers, directors, shareholders, members, and contractors from and against any and all liabilities, losses, causes of action, suits, claims, demands, judgments, damages, penalties, costs, expenses (including without limitation, reasonable attorneys' fees and costs), claims, suits or actions due to or in any way arising out of or resulting from or related to (a) any breach, violation or nonperformance of any obligation of Subtenant or Kast under this Sublease, (b) Subtenant's use or occupancy of the Property or the condition of the Property, (c) any act, thing or work done or omitted to be done in, on or about the Property or adjacent property by Subtenant or any of the agents, contractors, servants, employees, licensees, visitors or guests of Subtenant, (d) any contest of Governmental Impositions or Requirements of Law (as defined in the Master Lease) by Subtenant authorized by this Sublease, and (e) any damage to property or any injury to persons (including death resulting at any time therefrom) in, on, under or about the Property from any cause. If any action is brought against Sublandlord by reason of any such claim, Subtenant, upon notice from Sublandlord, agrees to defend any such action or proceeding at Subtenant's expense by counsel reasonably satisfactory to Sublandlord. Subtenant and Kast waive all claims against Sublandlord for damage or injury to person or property arising, or asserted to have arisen, from any cause whatsoever, including without limitation, any negligence or alleged negligence of Sublandlord or its agents, employees, directors, officers, shareholders, members, or contractors (other than gross negligence or willful misconduct of Sublandlord). Subtenant's and Kast's obligations under this Paragraph 21 shall survive the expiration or earlier termination of this Sublease.

          (b) Subject to the provisions of Section 27 below and the limitation that damages resulting from the termination of this Sublease may not exceed $100,000 in the aggregate (plus $25,000 in actual Subtenant damages) set forth in Section 5(c) above, Sublandlord hereby indemnifies and holds Subtenant, Subtenant's nominees, officers, directors, agents, employees, successors and assigns harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys' fees and litigation expenses, caused by (i) the gross negligence or willful misconduct of Sublandlord or (ii) a breach of this Agreement by Sublandlord. In the event any action or proceeding shall be brought against Subtenant by reason of any such claim, Sublandlord shall defend the same at Sublandlord's expense by counsel selected by Sublandlord and reasonably acceptable to Subtenant.

     22. SUBTENANT ESTOPPEL CERTIFICATE. Subtenant agrees at any time and from time to time, (a) to execute, acknowledge and deliver to Sublandlord and Sumitomo any and all estoppel certificates required under the Master Lease, and (b) within 10 days after request by Sublandlord or by the holder of any mortgage or deed of trust on Sublandlord's interest in the Property, to execute, acknowledge and deliver to Sublandlord or the holder of such instrument, a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that to the best of Subtenant's knowledge there are no defaults hereunder by Sublandlord, if such is the fact, and otherwise specifying such defaults in detail; that there are no defenses or offsets to the Lease by Subtenant, or stating such defenses or offsets as are claimed by Subtenant; the dates to which Base Rent and other charges have been paid, and such other information concerning this Sublease, the Property and Subtenant as may be reasonably requested. Subtenant's failure to deliver such certificate within such time shall be a material default of Subtenant and shall be conclusive upon Subtenant that this Sublease is in full force and effect without modification except as may be represented by Sublandlord, that there are no uncured defaults in Sublandlord's performance and that no more than one month's Base Rent has been paid in advance. Any statement delivered pursuant to this Paragraph 22 may be relied upon by the holder of any such mortgage, deed of trust or other instrument of security or any prospective purchaser of Sublandlord's interest in the Property.

     23. NO ABATEMENT. Except as otherwise provided herein or in the Master Lease, in no event whatsoever will there be any abatement or reduction of any Base Rent or other sums payable by Subtenant for any reason, including without limitation, diminution of the amount of usable space caused by legally required changes in the construction, operation or use of the Property or due to the construction of improvements on the Property or the public dedication of any portion of the Property.

     24. INTEREST UPON ARREARS OR UPON DEFAULT. Every installment of Base Rent accruing under this Sublease and all other sums becoming due or payable to Sublandlord under this Sublease or on account of any default by Subtenant in performance or observance of any of the covenants of this Sublease, will, if it is not paid when due, bear interest from the due date until the same is paid at the rate of 12% per annum, or if such rate exceeds the maximum rate of interest that may be legally charged, such maximum rate (the "INTEREST RATE"). All sums advanced or paid by Sublandlord under the provisions of this Sublease are due and payable with the installment of Base Rent next becoming due after the date of such advance or payment.

     25. SURVIVAL OF OBLIGATIONS. Subtenant's obligations to pay Base Rent reserved herein and to pay all other sums payable hereunder attributable to the Term of this Sublease and Kast's obligation to purchase the Property shall survive the expiration or earlier termination of this Sublease.

     26. NOTICE AND BILLS. Any bill, statement, notice, demand or other communication which either party may desire or be required to give shall be in writing and shall be given by personally delivering a copy thereof to the person specified below at the following address or by sending a copy thereof by certified or registered United States mail, postage prepaid, addressed as follows:

          If to Subtenant:
          ---------------

          GLOBAL WATER TECHNOLOGIES, INC.
          12600 West Colfax Avenue, Suite C500
          Lakewood, CO  80215
          Attention:  George A. Kast

          If to Kast:
          ----------
          George A. Kast
          12600 West Colfax Avenue, Suite C500
          Lakewood, CO  80215

          If to Sublandlord:
          -----------------

          THE COLEMAN COMPANY, INC.
          625 Madison Avenue
          New York, NY  10022
          Attention:  General Counsel

     Any communication given as herein provided shall be deemed given when personally delivered or when mailed. Each party shall have the right to designate a different address or a different person, or both, to which or to whom communications shall be sent or delivered, by written notice given as provided herein.

     Subtenant shall deliver copies of all bills, statements, notices, demands or other communications required to be given by Lessee under the Master Lease to both Sublandlord and Sumitomo (such communications to Sumitomo to be in accordance with the provisions of the Master Lease).

     27. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary expressly or impliedly contained in this Sublease, there shall be absolutely no personal liability of Sublandlord or any person, firm, partnership, association, or other entity who or which constitutes Sublandlord, or of any shareholder, directors, officers, partner, member, or employee of Sublandlord, under or with respect to any of the terms, covenants, conditions or provisions of this Sublease, or of any violation hereof (except for (1) the actual damages in an amount not to exceed $100,000 plus $25,000 referred to in Paragraph 5(c) above, or (2) any breach of Sublandlord's obligation in Section 29(a)(i) below to pay any amount by which the amount owing to Sumitomo in connection with the exercise of the Purchase Option exceeds the Purchase Price, and Subtenant and Kast shall look solely to the interest of Sublandlord in the Master Lease for the satisfaction of each and every claim and remedy of Subtenant or Kast in the event of any default or violation whatever by Sublandlord hereunder; such exculpation of personal liability is absolute and without any exception or modification whatever, now or hereafter.

     28. CONSENT OF SUMITOMO. This Sublease shall not be effective unless and until the written consent of Sumitomo, substantially in the form and substance of EXHIBIT "B" attached hereto and incorporated herein by this reference, has been executed by Sumitomo and delivered to Sublandlord.

     29.  PURCHASE OPTION; PURCHASE OBLIGATION.

          (a) (i) Subject to the provisions of Section 29(c) and 29(d) below, Kast shall have the right during the Term to cause Sublandlord to exercise the Purchase Option (as defined in the Master Lease) set forth in
Section 22.1 of the Master Lease. The purchase price payable by Kast in connection with Kast's purchase of the Property under this Paragraph 29 shall be an amount equal to (A) $5,800,000 plus (B) $460.20 per day from May 1, 1998 to the date of the closing of the purchase (which amounts represent rent for the Basement Space which is being abated and added to the Purchase Price), minus (C) any Sub-subtenant Payments paid to Sublandlord pursuant to Section 13(b)(ii) above, subject to customary prorations at closing (such amount is referred to herein as the "PURCHASE PRICE") notwithstanding the amount of the Purchase Option Price (as defined in the Master Lease) which Sublandlord would owe to Sumitomo under Section
22.1 of the Master Lease in connection with such exercise of the Purchase Option. Sublandlord represents, warrants and covenants to Kast that, as of the date of this Sublease, the Purchase Option Price would be $5,800,000 and that Sublandlord shall pay any amount by which the amount owing to Sumitomo in connection with such exercise of the Purchase Option exceeds the Purchase Price. In order to cause Sublandlord to exercise such right, Kast shall deliver written notice (the "OPTION NOTICE") to Sublandlord (acknowledged by Subtenant) not more than 180 days and not less than 120 days prior to the closing date of such purchase under the Master Lease. Kast shall not be entitled to exercise the Purchase Option (but Sublandlord shall be entitled to exercise the Put Option) at any time after the occurrence of an Event of Default by Subtenant hereunder, except that if Kast provides an Option Notice and the Escrowed Funds within 10 days after the occurrence of an Event of Default hereunder and pays all Base Rent and other amounts due hereunder within 10 days after the occurrence of an Event of Default, Kast shall be entitled to purchase the Property, on the condition that Sublandlord shall continue to have and may exercise all remedies available against Subtenant as a result of such Event of Default. Delivery of the Option Notice shall constitute the irrevocable agreement of Kast that Kast will tender the Purchase Price set forth hereinabove and purchase the Property in the manner and at the time required under the Master Lease. In addition, at the time that Kast provides the Option Notice to Sublandlord, Kast shall place in escrow with a title insurance company acceptable to Sublandlord the entire amount of the Purchase Price (the "ESCROWED FUNDS"); subject to an escrow agreement that shall provide
(A) in the event that Kast completes the purchase of the Property in accordance with the terms of this Sublease, the Escrowed Funds shall apply to the Purchase Price and (B) notwithstanding any contrary instructions from Kast, upon delivery of a deed to the title company which complies with the provisions of Section 29(e) below, Sublandlord shall immediately be entitled to the Escrowed Funds and the title company shall release the Escrowed Funds to Sublandlord. The Sublandlord's receipt of the Escrowed Funds shall in no way limit any other remedies that Sublandlord has against Kast pursuant to the provisions hereof.

               (ii) Upon receipt of the Option Notice and such evidence from Subtenant, Sublandlord shall provide the notice to Sumitomo required pursuant to the Master Lease in a timely fashion to facilitate closing on or before the closing date contemplated by the Master Lease. Upon receipt of the Option Notice from Kast, Kast shall have irrevocably elected to exercise the Purchase Option. Notwithstanding anything to the contrary herein, in the event that Kast fails to complete the purchase for any reason after delivery of the Option Notice, Sublandlord shall be entitled to obtain specific performance or damages (including without limitation the Escrowed Funds) or both from Kast.

               (iii) If Kast is unable to exercise the Purchase Option due to a default under the Master Lease of which neither Subtenant nor Kast is aware as of the date of the exercise by Kast of the Purchase Option and receipt by Sublandlord of the Option Notice and which is not also a default under this Sublease, then Sublandlord shall be liable to Subtenant (but not Kast) for actual (but not consequential) damages incurred by Subtenant in connection therewith. Otherwise, Subtenant's and Kast's remedies shall be limited as set forth in Section 5(c) and 27 above.

          (b) (i) Unless Kast shall have properly caused Sublandlord to exercise the Purchase Option pursuant to Paragraph 29(a) above and purchased the Property pursuant thereto, Kast shall purchase the Property at the end of the Term for the Purchase Price. In such event, the closing of such purchase shall occur on or before December 31, 2000, subject to Sublandlord's right to extend such closing date for a reasonable period of time in order to permit Sublandlord to acquire the Property from Sumitomo.

               (ii) Upon the occurrence of an Event of Default, Sublandlord shall be entitled to exercise the Put Option pursuant to Section 17(a)(i) above and require Kast to purchase the Property.

               (iii) If Kast breaches his obligation to purchase the Property pursuant to Section 29(b)(i) or (ii) above (and has not provided the Option Notice pursuant to Section 29(a) above), Sublandlord shall be entitled to liquidated damages as its sole and exclusive remedy against Kast in the amount of $503,000 (a sum which reflects in part that rent for the Basement Space is being abated) minus (A) the amount of the Deposit retained by Sublandlord if the Deposit is in fact retained by Sublandlord and (B) the amount of any Sub-subtenant Payments received by Sublandlord pursuant to Section 13(b)(ii) above. In the event of a breach of Kast's obligations pursuant to Section 29(b)(i) or (ii) above, the parties acknowledge and agree that it would be difficult to determine Sublandlord's exact damages and that the amount set forth above is a reasonable estimate of damages and not a penalty. Notwithstanding the foregoing, in the event that Kast provides the Option Notice pursuant to Section 29(a) above, Sublandlord's remedies shall be governed by Section 29(a) above.

          (c) If (i) Subtenant notifies Sublandlord in writing on or before July 1, 1998 of a defect in the physical condition of the Property,
(ii) Subtenant provides Sublandlord evidence acceptable to Sublandlord of the existence of such defect, (iii) Subtenant provides Sublandlord evidence acceptable to Sublandlord that the cost to repair such defect exceeds 5% of the Purchase

Price, and (iv) Sublandlord receives a written request executed by Kast and Subtenant requesting that Subtenant's obligation under 29(b) above be null and void, then Kast's obligations under Paragraph 29(b) above (as well as his rights under Section 29(a) above) shall be null and void, unless Sublandlord notifies Kast that Sublandlord will repair such defect and diligently proceeds to repair such defect (which shall be at Sublandlord' sole option and Sublandlord shall have no duty to do so). Except as set forth in (d) below, in the event that Kast's obligation to purchase the Property under Paragraph 29(b) above becomes null and void, then the Base Rent shall increase, effective the day that Subtenant provides the written notification required pursuant to Section 29(c)(iv) above as follows, and from and after such date, Subtenant shall pay to Landlord Base Rent in the amount set forth below MINUS the amount of Sub-subtenant Payment actually received by Sublandlord during such month:

     May 1, 1998 through December 31, 1998:       $33,514 per month;
     January 1, 1999 through December 31, 1999:   $36,560 per month; and
     January 1, 2000 through December 31, 2000:   $39,607 per month.

          (d) In the event that (i) the Property does not comply with the Americans With Disabilities Act (the "ADA"), (ii) Subtenant provides Sublandlord evidence acceptable to Sublandlord that the Property does not so comply on or before July 1, 1998, (iii) Subtenant provides Sublandlord evidence acceptable to Sublandlord that the cost to cause the Property to comply with the ADA would exceed 5% of the Purchase Price, and (iv) Sublandlord receives a written request executed by Kast and Subtenant on or before July 1, 1998 requesting that Kast's obligation under 29(b) above be null and void, then Kast's obligations under Paragraph 29(b) above (as well as his rights under Section 29(a) above) shall be null and void, unless Sublandlord notifies Kast that Sublandlord will cause the Property to comply with the ADA, which will be at Sublandlord's sole option (and Sublandlord shall have no obligation to do so). In the event that Kast's obligation to purchase the Property under Paragraph 29(b) above shall become null and void in accordance with the provisions of this Section 29(d), the Base Rent shall not increase in the manner set forth in (c) above and Subtenant shall be entitled to retain any Sub-subtenant payments received after such date.

          (e) Kast agrees that in connection with any acquisition of the Property by Kast pursuant to this Sublease that Sublandlord may, at its option, cause Sumitomo to convey the Property directly to Kast by means of a quit claim deed. Subtenant, Kast and Sublandlord each further agree to execute and deliver all documents and instruments reasonably necessary in order to effectuate the purchase transactions contemplated under this Sublease. Sublandlord and Kast also agree that any conveyance to Kast pursuant to this Sublease shall be "as is" and by quit claim deed and without any representations or warranties; provided, however, that Sublandlord shall convey, or cause Sumitomo to convey, the Property to Kast subject to no other recorded exceptions to title other than (i) the exceptions to title existing as of the date hereof, (ii) any exceptions to title agreed to by Subtenant or Kast or being claimed by, through or under Subtenant or Kast, or (iii) any other exceptions to title which do not materially impair the value or use of the Property (it being understood between Kast and Sublandlord that mechanics' liens, mortgages, deeds of trust and similar encumbrances securing monetary obligations will be deemed to materially impair the value of the Property and must be removed or insured over prior to the conveyance). In connection with Kast's acquisition of the Property, Sublandlord shall quit claim to Kast any warranties that Sublandlord is entitled to from contractors or suppliers in connection with the Building; on the condition that such assignment shall be without representation and warranties.

     30. REPRESENTATIONS AND WARRANTIES OF SUBLANDLORD. Sublandlord hereby represents and warrants to Subtenant as follows:

          (a) ORGANIZATION AND STANDING. Sublandlord is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (b) CORPORATE AUTHORITY. Sublandlord has corporate power and corporate authority to lease the Property and to enter into and deliver this Agreement and perform the transactions contemplated herein.

          (c) BINDING EFFECT. This Agreement when executed and delivered by all parties hereto and consented to by Sumitomo will constitute Sublandlord's legal, valid and binding obligation enforceable against Sublandlord in accordance with its terms, except to the extent that the enforceability against Sublandlord of this Agreement in accordance with its terms may be limited in accordance with principles of equity or applicable insolvency, bankruptcy or other similar laws affecting creditors' rights generally.

          (d) APPROVALS; CONSENTS. All approvals, resolutions, authorizations, consents, actions or orders required of Sublandlord for the authorization, execution and delivery of, and for the consummation of the transactions contemplated by, this Agreement, have been obtained.

          (e) NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and provisions hereof do not (i) conflict with or violate any judicial or administrative order, award, judgment or decree applicable to Sublandlord, (ii) conflict with any of the terms, conditions or provisions of Sublandlord's Articles of Incorporation or Bylaws or other organizational documents, or (iii) require any approval, consent or authorization which has not been obtained from any federal, state or local court, or any creditor or Sublandlord or any other person or entity.

          (f) CONDEMNATION. To the best of Sublandlord's current actual knowledge, without inquiry, no condemnation action has been taken with respect to the Property or any part thereof and there is not any pending condemnation relating to any of the Property.

          (g) LITIGATION. To the best of Sublandlord's current actual knowledge, without inquiry, there are no investigations, actions, lawsuits, claims arbitrations or proceedings, either judicial, administrative or otherwise, pending against or affecting the Property, by or before any court, governmental department, commission, board, bureau, agency, mediator, arbitrator or other person or instrumentality.

     31. REPRESENTATIONS AND WARRANTIES OF SUBTENANT. Subtenant and Kast hereby represent and warrant to Sublandlord as follows:

          (a) ORGANIZATION AND STANDING. Subtenant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (b) CORPORATE AUTHORITY. Subtenant has corporate power and corporate authority to lease the Property and to enter into and deliver this Agreement and perform the transactions contemplated herein.

          (c) BINDING EFFECT. This Agreement when executed and delivered by all parties hereto and consented to by Sumitomo will constitute Subtenant's and Kast's legal, valid and binding obligation enforceable against Subtenant and Kast in accordance with its terms, except to the extent that the enforceability against Subtenant or Kast of this Agreement in accordance with its terms may be limited in accordance with principles of equity or applicable insolvency, bankruptcy or other similar laws affecting creditors' rights generally.

          (d) APPROVALS; CONSENTS. All approvals, resolutions, authorizations, consents, actions or orders required for the authorization, execution and delivery of, and for the consummation of the transactions contemplated by, this Agreement by Subtenant and Kast, have been obtained.

          (e) NO VIOLATION. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and provisions hereof do not (i) conflict with or violate any judicial or administrative order, award, judgment or decree applicable to Subtenant or Kast, (ii) conflict with any of the terms, conditions or provisions of Subtenant's Articles of Incorporation or Bylaws or other organizational documents, or (iii) require any approval, consent or authorization which has not been obtained from any federal, state or local court, or any creditor or Subtenant or Kast or any other person or entity.

     32. BROKERS. Each of Sublandlord and Subtenant shall satisfy any fee or commission payable to any broker or agent retained by it with respect to this Sublease. Sublandlord and Subtenant each represent and warrant to one another that no brokers', agents' or finders' fees or commissions are due arising in connection with this Sublease, and each party hereto agrees to indemnify and hold the other party harmless from claims made by any person for any such fees, commissions or like compensation claiming to have dealt with the party so indemnifying the other.

     33.  MISCELLANEOUS.

          (a) Sublandlord and Sublandlord's agents have made no representations, warranties, agreements or promises with respect to the Property or the Master Lease except such as are expressed herein.

          (b) The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective successors and permitted assigns. If there is more than one entity or person which or who are the Subtenant under this Sublease, the obligations imposed upon Subtenant under this Sublease shall be joint and several.

          (c) Notwithstanding anything contained herein to the contrary, Sublandlord is not and shall not in any way or for any purpose become principal or partner of Subtenant in the conduct of its business, or otherwise, or a joint venturer or member of a joint enterprise with Subtenant hereunder.

          (d) This Sublease and Subtenant's obligations hereunder shall not be affected or excused because of Sublandlord's delay or failure to perform or comply with any of Sublandlord's obligations hereunder for reasons beyond the reasonable control of Sublandlord, including, without limitation, strikes or other labor difficulties, inability to obtain necessary governmental approvals, unavailability of materials, war, riot, civil insurrection or governmental preemption in connection with a national emergency.

          (e) The failure of Sublandlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Sublease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Sublandlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. No provisions of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver is in writing signed by Sublandlord.

          (f) No act or thing done by Sublandlord or Sublandlord's agents during the Term shall be deemed an acceptance of a surrender of the Property, and no agreement to accept such surrender shall be valid unless in writing signed by Sublandlord. No employees of Sublandlord or of Sublandlord's agents shall have any power to accept the keys of the Property prior to the expiration of the Term. The delivery of keys to any employee of Sublandlord, or of Sublandlord's agents, shall not operate as a termination of this Sublease or a surrender of the Property.

          (g) No payment by Subtenant, or receipt by Sublandlord, of a lesser amount than the rent due hereunder, shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such rent or pursue any other remedy available to Sublandlord.

          (h)  Time is of the essence hereof.

          (i) If any provision of this Sublease is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remainder of this Sublease shall not be affected thereby.

          (j) The entire contract of the parties is contained herein and all prior or contemporaneous negotiations, agreements, representations and understandings, whether oral or written, are hereby superseded.

          (k) This Sublease may be amended, altered or modified ONLY by an instrument in writing signed by the party to be bound thereby.

          (l) The headings of the Sections and Paragraphs of this Sublease are inserted solely for convenient reference and shall in no manner affect the interpretation of any provision(s) of this Sublease.

          (m) The language in all parts of this Sublease shall be construed according to its fair meaning and not strictly for or against Sublandlord or Subtenant.

          (n) The submission of this Sublease by Sublandlord, its agent or representative for examination or execution by Subtenant does not constitute an option or offer to lease the Property or a reservation of the Property in favor of Subtenant. This Sublease shall become effective only upon execution by both Sublandlord and Subtenant.

          (o) This Sublease shall be governed by and interpreted in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have respectively executed this Sublease as of the date first set forth above.

SUBLANDLORD:                       SUBTENANT:
-----------                        ---------

THE COLEMAN COMPANY, INC.,         GLOBAL WATER TECHNOLOGIES,
a Delaware corporation             INC., a Delaware corporation

By:  /s/ PAUL SHAPIRO              By:  /s/ GEORGE A. KAST
   ----------------------------       ----------------------------
     Name: Paul Shapiro                 Name: George A. Kast
     Title: EVP                         Title: President


KAST:
----

/s/ GEORGE A. KAST
-------------------------------
George A. Kast, an Individual

                               EXHIBIT "A"

                              MASTER LEASE
                              ------------


                                [omitted]

                               EXHIBIT "B"

                     SUMITOMO'S CONSENT TO SUBLEASE
                     ------------------------------


     1. SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("SUMITOMO"), as landlord under that certain Lease and Security Agreement, dated as of December 27, 1995 (the "MASTER LEASE"), by and between Sumitomo and The Coleman Company, Inc., a Delaware corporation ("COLEMAN"), as Lessee, as amended to date, hereby acknowledges and consents to all of the terms and conditions of that certain Sublease, dated as of February __, 1998 (the "SUBLEASE"), by and between Coleman, as Sublandlord, and Global Water Technologies, Inc., a Delaware corporation, as subtenant ("Subtenant"), and George A. Kast, a copy of which has been reviewed and approved by Sumitomo. Without limiting the generality of the foregoing, Sumitomo consents to the sublease provisions set forth in Section 13(b)(i) of the Sublease.

     2. Sumitomo hereby acknowledges and agrees that it has read and is familiar with the terms of the Sublease. All initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Sublease.

     3. Notwithstanding anything to contrary in the Master Lease, Coleman shall have an unconditional and unqualified right to exercise the Purchase Option (as defined in the Master Lease) under Section 22.1 of the Master Lease upon providing the notice set forth therein and tendering the Purchase Option Price (as defined in the Master Lease). Coleman shall be entitled to purchase the Property notwithstanding the occurrence of any default or Event of Default (as defined in the Master Lease) under the Master Lease or the failure to exercise the purchase option under the Other Lease (as defined in the Master Lease) or to comply with any other condition precedent to the exercise of the Purchase Option under the Master Lease.

     4. Sumitomo agrees that the Purchase Option Price as of the date hereof is $5,800,000.

     5. To induce Sumitomo to execute this Consent, Coleman covenants for the benefit of Sumitomo as follows:

          (a) Coleman shall not, without the written agreement of Sumitomo, to the extent that consent by Sumitomo is required under the Master Lease, grant any consent pursuant to Section 13(a) of the Sublease; and

          (b) cumulatively with, but without duplication of, Coleman's obligations under the Master Lease, Coleman shall indemnify, defend and hold harmless Sumitomo and Sumitomo's agents, employees, officers, directors, shareholders, and contractors, to the same extent and in the same manner as Subtenant indemnifies Coleman pursuant to Section 18(d) or 21(a) of the Sublease, against all liabilities incurred by Sumitomo, including without limitation those liabilities incurred by Sumitomo arising out of the acts or omissions of Subtenant, of the types specified in said Section 18(d) or 21(a). It is the parties' intentions that Coleman "pass through" to Sumitomo the indemnity obligations of Subtenant under the Sublease. Accordingly, Sumitomo's right of recovery against Coleman pursuant to the provisions of this Paragraph 5(b) shall be limited to the amount and scope of any recovery of Coleman against Subtenant under the Sublease, it being agreed that Coleman shall diligently prosecute its rights and remedies against Subtenant; on the condition that if Coleman reasonably determines (a) that there is not a substantial likelihood of collecting from Subtenant an amount sufficient to justify the time and expense required in connection with such collection efforts, or (b) that there is not a substantial likelihood that Coleman's claim against Subtenant will be successful or (c) based on all of the relevant facts and circumstances not to pursue its rights and remedies against Subtenant, then Coleman shall not be required to prosecute its rights and remedies against Subtenant.

          IN WITNESS WHEREOF, the undersigned have executed this Consent to Sublease as of this 27th day of February, 1998.



                              SUMITOMO:
                              --------

                              SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation

                              By:  /s/ WILLIAM GINN
                                 -------------------------------
                                   Name: William Ginn
                                   Title: President


                              COLEMAN:
                              -------

                              THE COLEMAN COMPANY, INC.,
                              a Delaware corporation

                              By:  /s/ PAUL SHAPIRO
                                 -------------------------------
                                   Name: Paul Shapiro
                                   Title: EVP



                                   B-2